Exhibit 10.2

TERMINATION AGREEMENT

This Termination Agreement (this “Agreement”), dated July 23, 2024 (the “Effective Date”), is made by and among Iris Acquisition Corp., a Delaware corporation (“Iris”), Iris Parent Holding Corp., a Delaware corporation (“ParentCo”), and Ewon Comfortech Co. Ltd., a South Korean company (“Subscriber”).

RECITALS

WHEREAS, the parties hereto previously entered into that certain Convertible Note Subscription Agreement, dated November 28, 2022, as amended by that certain Amendment to Convertible Note Subscription Agreement, dated August 14, 2023 and Second Amendment to Convertible Note Subscription Agreement, dated March 9, 2024 (as amended, the “Note Subscription Agreement”);

WHEREAS, in connection with the Note Subscription Agreement, ParentCo issued that certain Unsecured Subordinated Convertible Note, dated November 28, 2022, in favor of Subscriber in the amount of $25,000,000 (the “Convertible Note”); and

WHEREAS, concurrently with this Agreement, the parties hereto are entering into an amendment to that certain Subscription Agreement, dated November 28, 2022, as amended by that certain Amendment to Subscription Agreement, dated August 14, 2023 and Second Amendment to Subscription Agreement, dated March 9, 2024, to increase the capital commitment of Subscriber thereunder (the “Subscription Amendment”);

WHEREAS, in connection with the Subscription Amendment, the parties hereto desire to terminate and cancel any and all rights, title and interest of all parties in and to the Note Subscription Agreement and the Convertible Note.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1.     Cancellation and Termination. Subject to the terms and conditions of this Agreement, the Note Subscription Agreement and the Convertible Note shall be cancelled and terminated in their entirety. In connection therewith, no party shall retain any right or interest in the Note Subscription Agreement or the Convertible Note or any rights in connection therewith. Each party hereto hereby waives any notice or other requirements under the Note Subscription Agreement or the Convertible Note in order to properly effect the transactions contemplated hereby, including the termination thereof.

2.     Representations and Warranties; Acknowledgements. Each party represents and warrants that:

(a)            it has the legal capacity to execute, deliver, and perform this Agreement and to consummate the transactions contemplated hereby;

(b)           this Agreement has been duly and validly executed and delivered by it and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes the valid, legal and binding obligations of such party, enforceable against such party in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights; and

(c)            it covenants and agrees to execute and deliver any additional documents and take any other actions necessary to carry out the transactions contemplated hereby.

3.     Entire Agreement. This Agreement represents the entire agreement and understanding among the parties with respect to the matters set forth herein, and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by an officer, employee or representative of any party hereto.

4.     Assignment; Amendment; Waiver. This Agreement shall be binding upon the successors, legal representatives, and permitted assigns of the parties. No assignment of any rights or delegation of any obligations provided for herein may be made by any party without the express written consent of the other parties hereto and any attempted assignment of this Agreement not in accordance with the terms of this Section 4 shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns. This Agreement may be amended or modified only by a written agreement executed and delivered by each party hereto and any purported amendment by any party or parties hereto effected in a manner which does not comply with this Section 4 shall be void. Any agreement on the part of any party hereto to any extension or waiver hereunder shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of any party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.

5.     Waiver of Jury Trial. EACH OF THE PARTIES HEREBY EXPRESSLY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION (WHETHER IN CONTRACT OR TORT) BROUGHT BY OR AGAINST IT THAT MAY BE BASED UPON, ARISE OUT OF OR RELATE TO THIS AGREEMENT, OR THE NEGOTIATION, EXECUTION OR PERFORMANCE OF THIS AGREEMENT.

6.     Miscellaneous. The parties acknowledge and agree that the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement. If any term, provision, agreement, covenant, or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms, provisions, agreements, covenants, and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired, or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. This Agreement may be executed in counterparts (including by “.pdf” or other similar electronic transmission), and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding Agreement on the part of each of the undersigned. The headings in this Agreement are inserted for convenience only and shall not constitute a part hereof.

7.     Governing Law. This Agreement and all claims, disputes, and controversies arising out of or relating to this Agreement and the transactions contemplated hereby shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the conflicts of law principles that would result in the application of any law other than the law of the State of New York.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

IRIS:

Iris Acquisition Corp.

By:	/s/ Sumit Mehta
Name:	Sumit Mehta
Title:	Chief Executive Officer

PARENTCO:

Iris Parent Holding Corp.

By:	/s/ Chris Kim
Name:	Chris Kim
Title:	CEO, Secretary and Treasurer

SUBSCRIBER:

Ewon Comfortech Co. Ltd.

By:	/s/ Kyeong Hoon Lee
Name:	Kyeong Hoon
Title:	President

EXECUTING SOLELY FOR THE PURPOSES OF EXPRESSLY ACKNOWLEDGING AND CONSENTING TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT

LIMINATUS:

Liminatus Pharma, LLC

By:	/s/ Chris Kim
Name:	Chris Kim
Title:	CEO, Secretary and Treasurer

[Signature Page to Termination Agreement]